Exhibit 99.1

November 6, 2025

I am pleased to present Union Bankshares Inc.’s financial results for the third quarter ended September 30, 2025. Our net interest margin continues to strengthen quarter over quarter, driven by the increase in higher-yielding assets and the runoff of lower-yielding ones. This, coupled with a focus on growing core deposits to replace wholesale funding, is helping our financial performance. We are fortunate to have a dedicated team of bankers executing our game plan and the trust of our growing customer base.
Consolidated net income reached $3.4 million for the third quarter and $8.3 million for the nine months ended September 30, 2025, compared to $1.3 million and $5.8 million for the same periods in 2024. Last year’s results were impacted by the strategic balance sheet repositioning which included the sale of $38.8 million in lower-yielding debt securities for a pre-tax realized loss of $1.3 million.
Total assets grew to $1.57 billion, up from $1.52 billion a year ago. Loan growth was a key driver, with loans increasing 5.1% to $1.18 billion. Investment securities rose 6.4% to $262.4 million, while federal funds sold and overnight deposits declined 28.6%, reflecting strategic liquidity management.

Asset quality remains strong. The allowance for credit losses on loans increased 14.0% over the comparison period, driven by loan growth and proactive risk management. Management continues to monitor macroeconomic indicators and adjust reserves as needed.

We originated and sold $46.0 million in qualifying residential loans to the secondary market this quarter, and $102.8 million year-to-date, compared to $35.2 million and $76.1 million for the same periods last year.

Total deposits were $1.19 billion, including purchased brokered deposits of $65.3 million. Federal Home Loan Bank advances totaled $270.8 million, up from $230.7 million last year.

Shareholders equity strengthened, with book value per share rising 6.1% to $16.95 and retained earnings increasing 5.3% to $95.1 million.
Net interest income was $11.2 million, up 18.3% from last year. Interest income increased 11.7% to $19.2 million, while interest expense rose 3.7% to $8.1 million. Noninterest income was $3.4 million, and noninterest expenses increased 9.9% to $10.3 million
As autumn transitions to winter in northern Vermont and New Hampshire, our region continues to benefit from robust tourism, with local businesses, inns, and restaurants seeing excellent traffic. While locals may consider this year’s foliage viewing average, it has done little to dampen the enthusiasm of visitors from near and far.
This coupled with a beautiful sunshine filled autumn has led to a banner Fall Foliage tourism season. The nearly constant sunny days from midsummer through fall have caused a localized drought worrying residents about their water wells and springs. This has also greatly impacted local agriculture, particularly those involved in the dairy industry. As always, we are dependent on weather in so many ways. Generally, despite some economic uncertainty, our region’s economy remains sound and our asset quality is evidence of this.
We are pleased to inform you that your Board of Directors declared a cash dividend of $0.36 per share, payable November 6, 2025, to shareholders of record as of October 25, 2025.
Thank you for your continued trust and support.
Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Bethany Moore, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	SEPT 30, 2025	SEPT 30, 2024	SEPT 30, 2025		SEPT 30, 2024	SEPT 30, 2025	SEPT 30, 2024	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(9 months ended)
								Mary K. Parent	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,923	$4,468	Interest Income	$19,207	$17,191	$56,223	$49,364
								Nancy C. Putnam	Bethany Moore - Assistant Secretary
			Interest Expense	8,051	7,761	24,351	21,442	Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	30,550	42,793						David S. Silverman
			Net Interest Income	11,156	9,430	31,872	27,922	Janet P. Spitler
Interest Bearing Deposits in Banks	8,457	13,445
			Credit Loss Expense	313	425	769	583
Investment Securities	262,371	246,658	Net Interest Income After Credit Loss Expense	10,843	9,005	31,103	27,339	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	4,529	8,449
								DIRECTORS
Loans, net	1,176,380	1,119,480	Wealth Management Income	297	265	868	793	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(8,397)	(7,366)	Net losses on Sales of Investment Securities	—	(1,293)	—	(1,293)	Dawn D. Bugbee	Andrew A. Dean - Northern NH
								Mary K. Parent	Stanley T. Fillion - Northern NH
			Noninterest Income	3,053	2,633	7,681	7,437	Nancy C. Putnam	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	19,980	20,460						Gregory D. Sargent	John M. Goodrich - Northern NH
			Noninterest Expenses:					David S. Silverman	Christopher M. Knapp - Northern NH
Accrued Interest & Other Assets	75,124	71,107	Salaries & Wages	4,436	4,015	12,432	11,342	Janet P. Spitler	Coleen K. Kohaut - St. Albans
									Justin P. Lavely - St. Johnsbury
Total Assets	$1,573,917	$1,519,494	Employee Benefits	1,406	1,522	4,958	4,642		Daniel J. Luneau - St. Albans
									Samuel H. Ruggiano - St. Albans
			Occupancy Expense, net	537	505	1,736	1,618		Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT 30, 2025	SEPT 30, 2024	Equipment Expense	1,095	1,006	3,244	2,966
								Union Bank Offices (ATMs at all Branch Locations)
			Other Expenses	2,869	2,361	8,284	7,845
Noninterest Bearing Deposits	$227,202	$233,770
			Total	10,343	9,409	30,654	28,413	VERMONT
Interest Bearing Deposits	651,261	643,593	Income Before Taxes	3,850	1,201	8,998	5,863
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	311,123	295,900	Income Tax Expense (Benefit)	414	(123)	666	103	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	270,841	240,696	Net income	$3,436	$1,324	$8,332	$5,760	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,299	16,264	Earnings Per Share	$0.75	$0.29	$1.83	$1.27	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	19,512	16,970	Book Value Per Share			$16.95	$15.98		65 Northgate Plaza	802.888.6860
								Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,110	9,999						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	4,234	3,089							364 Railroad Street	802.748.3131
Retained Earnings									Branch
	95,148	90,350							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(27,530)	(26,831)						Stowe	47 Park Street	802.253.6600
								Williston	Branch
									31 Market St	802.878.7900
Treasury Stock at Cost	(4,283)	(4,306)							Loan Center
									31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,573,917	$1,519,494
Standby letters of credit were $1,635,000 and $1,509,000 at September 30, 2025 and 2024, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010